EXHIBIT D - FORM OF
                                                           DESIGNATION AGREEMENT

                           Dated _______________, 200_

     Reference is made to the Second Amended and Restated Credit Agreement dated as of September __, 2002 (as amended or modified from time to time, the "Credit Agreement") among Paxar Corporation, a New York corporation ("Paxar"), the other Borrowers (as defined in the Credit Agreement) party thereto, the Lenders (as defined in the Credit Agreement) and Fleet National Bank, as agent for the Lenders (the "Administrative Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

     _______________________ (the "Designor") and _______________________ (the
"Designee") agree as follows:

     1. The Designor hereby designates the Designee, and the Designee hereby accepts such designation, to have a right to make Competitive Bid Advances pursuant to Section 2.03 of the Credit Agreement.

     2. The Designor makes no representation or warranty and assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Loan Documents or any other instrument or document provided pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, the Loan Documents or any other instrument or document furnished pursuant thereto and (ii) the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant thereto.

     3. The Designee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
Section 4.01 or delivered pursuant to Section 5.01(o) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Designation Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Designor or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is a Designated Bidder; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Designated Bidder.

     4. Following the execution of this Designation Agreement by the Designor and its Designee, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Designation Agreement (the "Effective Date") shall be the date of acceptance hereof by the Administrative Agent, unless otherwise specified on the signature page hereto.

     5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, the Designee shall be a party to the Credit Agreement with a right to make Competitive Bid Advances as a Designated Bidder pursuant to
Section 2.03 of the Credit Agreement and the rights and obligations of a Lender related thereto.

     6. This Designation Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     7. This Designation Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Designation Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Designation Agreement.

     IN WITNESS WHEREOF, the Designor and the Designee have caused this Designation Agreement to be executed by their officers thereunto duly authorized as of the date first above written.

Effective Date*: _______________, 200__


----------------------
* This date should be no earlier than five Business Days after the delivery of this Designation Agreement ot the Administrative Agent.

                            [NAME OF DESIGNOR],
                                  as Designor


                            By
                              -------------------------------------------
                                     Title:


                            [NAME OF DESIGNEE],
                                  as Designee


                            By
                              -------------------------------------------
                                     Title:


                            Applicable Lending Office (and address for notices):

                                                  [Address]

Accepted this ____ day
of _______________, 200_

FLEET NATIONAL BANK, as Administrative Agent

By
     -----------------------------------------------
     Title: